Exhibit 24

POWER OF ATTORNEY

        The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint MARK A. ROCHE, EDWARD P. SMITH and A. ROBERT COLBY, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of 1933, as amended, of (a) the Registration Statement on Form S-8 of the Fortune Brands, Inc. 2003 Long-Term Incentive Plan, (b) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-87260) of the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan, (c) Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 333-103734) of the Fortune Brands Retirement Savings Plan and (d) all amendments or supplements thereto, or any new or revised prospectuses relating thereto or supplements thereto, as may be necessary or desirable, including specifically in each case, but without limiting the generality of the foregoing, the power and authority to sign the name of Fortune Brands, Inc. and the names of the undersigned directors and officers in the capacities indicated below to all such registration statements, amendments, post-effective amendments or supplements thereto:

Signature	Title	Date
/s/ Norman H. Wesley	Chairman of the Board and Chief	April 27, 2004
Norman H. Wesley	Executive Officer (principal
executive officer)
/s/ Craig P. Omtvedt	Senior Vice President and Chief	April 27, 2004
Craig P. Omtvedt	Financial Officer (principal
financial officer)
/s/ Nadine A. Heidrich	Vice President and Corporate	April 29, 2004
Nadine A. Heidrich	Controller (principal accounting
officer)
/s/ Patricia O. Ewers	Director	April 27, 2004
Patricia O. Ewers
/s/ Thomas C. Hays	Director	April 27, 2004
Thomas C. Hays
/s/ Pierre E. Leroy	Director	April 27, 2004
Pierre E. Leroy
/s/ Gordon R. Lohman	Director	April 30, 2004
Gordon R. Lohman
/s/ Eugene A. Renna	Director	April 27, 2004
Eugene A. Renna
/s/ J. Christopher Reyes	Director	April 27, 2004
J. Christopher Reyes
/s/ Anne M. Tatlock	Director	April 30, 2004
Anne M. Tatlock
/s/ David M. Thomas	Director	April 27, 2004
David M. Thomas
/s/ Peter M. Wilson	Director	April 27, 2004
Peter M. Wilson